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E-Filed

Colorado Secretary of State
Date and Time: 05/01/2007 05:23 PM
Id Number: 20071212486

Document number: 20071212486

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Organization

filed pursuant to §7-90-301, et seq. and §7-80-204 of the Colorado Revised Statutes (C.R.S)

1. Entity name: BTND, LLC
(The name of a limited liability company must contain the term or abbreviation "limited liability company", "ltd. liability company", "limited liability co.", "ltd. liability co.", "limited", "llc", "l.l.c.", or "ltd." §7-90-601, C.R.S.)

2. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):*
☐ "bank" or "trust" or any derivative thereof
☐ "credit union" ☐ "savings and loan"
☐ "insurance", "casualty", "mutual", or "surety"

3. Principal office street address: 1234 Trappers Point Rd.
(Street name and number)
Fort Collins *(City)* CO *(State)* 80524 *(Postal/Zip Code)*
(Province – if applicable) United States *(Country – if not US)*

4. Principal office mailing address (if different from above):
(Street name and number or Post Office Box information)
(City) *(State)* *(Postal/Zip Code)*
(Province – if applicable) *(Country – if not US)*

5. Registered agent name (if an individual): Copperud *(Last)* Gary *(First)* *(Middle)* *(Suffix)*

OR (if a business organization): ______

6. The person identified above as registered agent has consented to being so appointed.

7. Registered agent street address: 1234 Trappers Point Rd.
(Street name and number)
Fort Collins *(City)* CO *(State)* 80524 *(Postal/Zip Code)*

8. Registered agent mailing address (if different from above):

(Street name and number or Post Office Box information)

(City) _(State)_ _(Postal/Zip Code)_

(Province – if applicable) _(Country – if not US)_

9. Name(s) and mailing address(es) of person(s) forming the limited liability company:

(if an individual) Copperud (Last) Gary (First) (Middle) (Suffix)

OR (if a business organization)

1234 Trappers Point Rd.
(Street name and number or Post Office Box information)

Fort Collins (City) CO (State) 80524 (Postal/Zip Code)

(Province – if applicable) United States (Country – if not US)

(if an individual) _(Last)_ _(First)_ _(Middle)_ _(Suffix)_

OR (if a business organization)

(Street name and number or Post Office Box information)

(City) _(State)_ _(Postal/Zip Code)_

(Province – if applicable) United States (Country – if not US)

(if an individual) _(Last)_ _(First)_ _(Middle)_ _(Suffix)_

OR (if a business organization)

(Street name and number or Post Office Box information)

(City) _(State)_ _(Postal/Zip Code)_

(Province – if applicable) United States (Country – if not US)

(If more than three persons are forming the limited liability company, mark this box ☐ and include an attachment stating the true names and mailing addresses of all additional persons forming the limited liability company)

10. The management of the limited liability company is vested in managers ☐
OR is vested in the members ☑

11. There is at least one member of the limited liability company.

12. *(Optional)* Delayed effective date: ______________________.
(mm/dd/yyyy)

13. Additional information may be included pursuant to other organic statutes such as title 12, C.R.S. If applicable, mark this box ☐ and include an attachment stating the additional information.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

14. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Copperud	Gary		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

1234 Trappers Point Rd.
(Street name and number or Post Office Box information)

Fort Collins	CO	80524
(City)	*(State)*	*(Postal/Zip Code)*

	United States
(Province – if applicable)	*(Country – if not US)*

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

NOTICE:

This "image" is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document.

No such paper document was filed. Consequently, no copy of a paper document is available regarding this document.

Questions? Contact the Business Division. For contact information, please visit the Secretary of State's web site.

OFFICE OF THE SECRETARY OF STATE
OF THE STATE OF COLORADO

CERTIFICATE

I, Mike Coffman, as the Secretary of State of the State of Colorado, hereby certify that, according to the records of this office,

BTND, LLC

is a
Limited Liability Company

formed or registered on 05/01/2007 under the law of Colorado, has complied with all applicable requirements of this office, and is in good standing with this office. This entity has been assigned entity identification number 20071212486 .

This certificate reflects facts established or disclosed by documents delivered to this office on paper through 05/04/2007 that have been posted, and by documents delivered to this office electronically through 05/09/2007 @ 10:15:56 .

I have affixed hereto the Great Seal of the State of Colorado and duly generated, executed, authenticated, issued, delivered and communicated this official certificate at Denver, Colorado on 05/09/2007 @ 10:15:56 pursuant to and in accordance with applicable law. This certificate is assigned Confirmation Number 6778622 .

Secretary of State of the State of Colorado

***************************************End of Certificate***************************************

Notice: A certificate issued electronically from the Colorado Secretary of State's Web site is fully and immediately valid and effective. However, as an option, the issuance and validity of a certificate obtained electronically may be established by visiting the Certificate Confirmation Page of the Secretary of State's Web site, http://www.sos.state.co.us/biz/CertificateSearchCriteria.do entering the certificate's confirmation number displayed on the certificate, and following the instructions displayed. Confirming the issuance of a certificate is merely optional and is not necessary to the valid and effective issuance of a certificate. For more information, visit our Web site, http://www.sos.state.co.us/ click Business Center and select "Frequently Asked Questions."